UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 8, 2012

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The regular annual meeting of the shareholders of Delta Apparel, Inc. was held in Duluth, Georgia on November 8, 2012, with the following results:

		For	Withheld	Abstain	Broker Non-Vote
1	Election of Directors
	James A. Cochran	6,508,804	100,021	—	—
	Sam P. Cortez	6,523,797	85,028	—	—
	Dr. Elizabeth J. Gatewood	6,508,972	99,853	—	—
	Dr. G. Jay Gogue	6,520,353	88,472	—	—
	Robert W. Humphreys	6,542,239	66,586	—	—
	David T. Peterson	6,592,383	16,442	—	—
	Susanne B. Rudy	6,508,728	100,097	—	—
	Robert E. Staton, Sr.	6,557,508	51,319	—	—

Each of the director nominees was elected, by the above-indicated votes, to serve on the Delta Apparel, Inc. Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified.

		For	Against	Abstain	Broker Non-Vote
2	Approval of Executive Compensation on an Advisory Basis	6,511,488	96,177	1,160	—

The compensation of the Company's named executive officers was approved, on an advisory basis, by the above-indicated votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	November 9, 2012	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Corporate Secretary